Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2024 relating to the financial statements of ParaZero Technologies Ltd., appearing in the Annual Report on Form 20-F of ParaZero Technologies Ltd. for the year ended December 31, 2023.

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel
February 19, 2025